Exhibit 23.3

CONSENT OF INDEPENDENT VALUATION FIRM

March 10, 2009

Subaye.com, Inc.
349 Dabei Road
Siqiao Street, Panyu District
Guangzhou City, Guangdong, China 511400

Subject: Written Consent to Reference BMI Appraisals Limited’s Valuation in S-1/A Filing of Subaye.com, Inc.

To Whom It May Concern:

We hereby consent to the use in the registration statement on Form S-1/A (Amendment No. 4) of our report dated January 11, 2007 relating to the business valuation of Subaye.com, Inc. as of September 30, 2006.

Sincerely,

/s/   BMI Appraisals Limited
BMI Appraisals Limited
Suite 11-18, 31/F., Shui On Centre
Nos. 6-8 Harbour Road
Wanchai, Hong Kong